CONSULTANT COMPENSATION AGREEMENT NO. 1


          THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 22nd day of October, 1996, among Wealth International, Inc., a Nevada corporation ("Wealth International"); and, Milton Druce, Toni Druce, Justeene Blankenship, Dannette Uyeda, Leonard W. Burningham and Michael Doolin, who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "F" hereof (collectively, the "Consultants").

          WHEREAS, the Board of Directors of Wealth International has agreed to adopt a written compensation agreement for compensation of six individual Consultants who are natural persons for agreed upon services previously performed; and

          WHEREAS, Wealth International has previously engaged the Consultants to provide services at the request of and subject to the satisfaction of its management, and may availed itself of the services of the Consultants during the term hereof; and

          WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of Wealth International; and

          WHEREAS, a general description of the nature of the agreed upon services performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages; and

          WHEREAS, Wealth International and the Consultants intend that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which Wealth International may issue "freely tradeable" shares of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by Wealth International;

          NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                                 Section 1

                            Compensation Plan

          1.1 Employment. Wealth International hereby acknowledges the employment of the Consultants and the Consultants hereby acknowledge acceptance of such employment, and have performed the services requested by management of Wealth International to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been personally rendered by the Consultants and no one acting for or on behalf of the Consultants, except those persons normally employed by the Consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. All services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold Wealth International harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered to Wealth International.

          1.3 Grant of Options. In consideration of the services rendered as agreed and as outlined in the respective Counterpart Signature Pages of the Consultants, the following options are hereby granted to purchase shares of common stock of Wealth International at a price of $2 per share, all or any part of which may be exercised for a period of five years from the Effective Date of the Plan, as defined herein (the "Options"):
Milton Druce, 100,625 shares; Toni Druce, 100,625 shares; Justeene Blankenship, 100,625 shares; Dannette Uyeda, 100,625 shares; Leonard W. Burningham, 12,500 shares; and Michael Doolin, 10,000 shares.

          1.4 Limitation on Services. None of the services to be rendered by the Consultants and paid for by the issuance of shares of common stock of Wealth International shall be services related to any "capital raising" transaction.

          1.5 Delivery of Option Shares. On submission of payment for the number of Option Shares to be purchased, which payment shall be in cash, except that Leonard W. Burningham, Esq. may pay the exercise price in services rendered to the satisfaction of Wealth International, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering the Option Shares, one or more stock certificates representing such Option Shares shall be delivered to the respective Consultants, at their respective addresses listed on their respective Counterpart Signature Pages, unless another address shall be provided to Wealth International in writing prior to the issuance of such Option Shares.

          1.6  Adjustments in the Number of Shares of Common Stock and
Price Per Share. In the event Wealth International shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of Wealth International prior to the issuance of shares to the Consultants, that the per share price and the number of Option Shares issuable to the Consultants shall be appropriately adjusted to reflect any such event.

          1.7 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

                                 Section 2

          Representations and Warranties of Wealth International

          Wealth International represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. Wealth International is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of Wealth International has duly adopted a written compensation agreement as defined in Rule 405 of the Commission pursuant to which Wealth International may issue "freely tradeable" shares or options to purchase shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by Wealth International.

          2.3 Registration Statement on Form S-8. Wealth International shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the Option Shares to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of Wealth International; and Wealth International will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the written compensation agreement adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. Wealth International shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. Wealth International shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. Wealth International is required to file reports with the Commission pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and Wealth International has or will file with the Commission all reports required to be filed by it forthwith, and such reports are or will be true and correct in every material respect; and Wealth International will continue to comply with these reporting requirements and keep such reports current so long as any of the Option Shares remain to be issued hereunder or the expiration of the options granted hereunder.

          2.7 Corporate Authority and Due Authorization. Wealth International has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by Wealth International hereunder have been duly authorized by all requisite corporate action on the part of Wealth International, and this Plan constitutes a valid and binding obligation of Wealth International and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of Wealth International.

                                 Section 3

             Representations and Warranties of the Consultants

          Each of the Consultants represents and warrants to, and covenants with, Wealth International as follows:

          3.1 Employment. Each of the Consultants has hereto accepted employment by Wealth International, and has agreed to and has performed the services requested by management of Wealth International to its satisfaction during the term hereof. The services performed by the Consultants have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Sophisticated Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of Wealth International, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to Wealth International, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of Wealth International is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered or to be rendered by the Consultants and paid for by the issuance of shares of common stock of Wealth International or options to purchase such shares shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                                 Section 4

                                 Indemnity

          Wealth International and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of Wealth International to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                                 Section 5

                            General Provisions

          5.1 Share Lock-up. Regardless of the number of options exercised during the first quarter following the filing and effectiveness of the Company's Registration Statement on Form S-8 covering the shares underlying the options granted hereby, no Consultant granted options hereunder to acquire more than 50,000 shares of the Company's common stock shall sell in excess of 60% of the securities beneficially owned by reason of the grant of any such option during the first quarter following the effective date of such Registration Statement, and during each successive quarter thereafter, no such Consultant shall sell in excess of the number of shares of common stock that could be sold under subparagraph (e) of Rule 144 of the Securities and Exchange Commission, if the securities underlying the options granted pursuant to the Plan were "restricted securities."

          5.2 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          5.3 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to Wealth International:   Wealth International, Inc.
                                        1190 North Spring Creek Place, Suite A
                                        Springville, Utah 84663

          If to Consultants:            The addresses listed on the
                                        Counterpart Signature Pages

          5.4 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          5.5 Headings. The section and subsection headings in this Plan are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          5.6 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Nevada, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          5.7  Assignment.  Neither Wealth International nor the
Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void; provided, however, any Consultant may, to the extent allowable under applicable federal and state securities laws, rules and regulations, assign any option to a registered broker to exercise payments and the exercise price thereof in connection with any such Consultants' lawful sale of such underlying shares by any such broker.

          5.8 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                                   WEALTH INTERNATIONAL, INC.


Date: 10/22/96                     By:/s/Ronald A. Nilsson, President

                                EXHIBIT "A"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Wealth International and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Milton Druce
                                   1263 Woodridge Circle
                                   Salt Lake City, Utah 84121
Date: 10/22/96



                                             Maximum Value
                                              of Services
General Description of Services                Performed

Miscellaneous services related to the           $1,000
reorganization with Wealth International,
Inc., a Utah corporation, and bringing
information regarding the Registrant
current.

                                EXHIBIT "B"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Wealth International and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Toni Druce
                                   1263 Woodridge Circle
                                   Salt Lake City, Utah 84121

Date: 10/22/96



                                             Maximum Value
                                              of Services
General Description of Services                Performed

Miscellaneous services related to the           $1,000
reorganization with Wealth International,
Inc., a Utah corporation, and bringing
information regarding the Registrant
current.

                                EXHIBIT "C"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Wealth International and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Justeene Blankenship
                                   6 Morgan, #162
                                   Irving, California 92618
Date: 10/22/96



                                             Maximum Value
                                              of Services
General Description of Services                Performed

Miscellaneous services related to the           $1,000
reorganization with Wealth International,
Inc., a Utah corporation, and bringing
information regarding the Registrant
current.

                                EXHIBIT "D"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Wealth International and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Dannette Uyeda
                                   274 East Garden Ave.
                                   Salt Lake City, Utah 84115

Date: 10/22/96



                                             Maximum Value
                                              of Services
General Description of Services                Performed

Miscellaneous services related to the           $1,000
reorganization with Wealth International,
Inc., a Utah corporation, and bringing
information regarding the Registrant
current.

                                EXHIBIT "E"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Wealth International and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Leonard W. Burningham, Esq.
                                   455 East 500 South, Suite 205
                                   Salt Lake City, Utah  84111
Date: 10/22/96


                                             Maximum Value
                                              of Services
General Description of Services                Performed

Legal Services.                              $500 and Engagement Arrangement

                                EXHIBIT "F"


                  CONSULTANT COMPENSATION AGREEMENT NO. 1

                        COUNTERPART SIGNATURE PAGE

          THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 among Wealth International and the undersigned Consultant is executed as of the date set forth hereinbelow.

                                   Consultant:

                                   Michael Doolin
                                   5 Pepperwood Drive
                                   Sandy, Utah 84092
Date: 10/22/96

                                             Maximum Value
                                              of Services
General Description of Services                Performed

Consulting services regarding structure
of Company.                                       $500